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                                                                   EXHIBIT 10.40


                   FIRST AMENDMENT TO PARTICIPATION AGREEMENT
                                 AND APPENDIX 1

        This FIRST AMENDMENT TO PARTICIPATION AGREEMENT and APPENDIX 1 TO PARTICIPATION AGREEMENT, MASTER LEASE AND CONSTRUCTION DEED OF TRUST (this "Amendment"), dated as of February 20, 1998, is by and among PEOPLESOFT, INC., a Delaware corporation, as Lessee (together with its permitted successors and assigns, the "Lessee"); LEASE PLAN NORTH AMERICA, INC., an Illinois corporation, as Lessor (together with its permitted successors and assigns, the "Lessor"); ABN AMRO BANK N.V., SAN FRANCISCO INTERNATIONAL BRANCH, as a Participant, CREDIT LYONNAIS LOS ANGELES BRANCH, as a Participant, THE INDUSTRIAL BANK OF JAPAN, LIMITED SAN FRANCISCO AGENCY, as a Participant, KEYBANK NATIONAL ASSOCIATION, as a Participant, MELLON BANK, N.A., as a Participant, THE DAI-ICHI KANGYO BANK, LIMITED SAN FRANCISCO AGENCY, as a Participant (together with their permitted successors and assigns, each a "Participant" and collectively the "Participants"); and ABN AMRO BANK N.V., SAN FRANCISCO INTERNATIONAL BRANCH, as Agent (in such capacity, together with its successors in such capacity, the "Agent") for the Participants.

                                    RECITALS:

        A. The Lessee, the Lessor, the Participants and the Agent are parties to that certain Participation Agreement dated as of December 4, 1996 (as amended, restated, supplemented or otherwise modified from time to time, the "Participation Agreement");

        B. Appendix 1 to Participation Agreement, Master Lease and Construction Deed of Trust (as amended, restated, supplemented or otherwise modified from time to time,"Appendix 1") is part of the Participation Agreement, the Lease and the Mortgage and contains defined terms and rules of construction applicable to the Operative Documents;

        C. The parties desire to amend certain provisions of the Participation Agreement and Appendix 1, all on the terms and conditions set forth in this Amendment; and

        D. Each capitalized term used in this Amendment and not otherwise defined in this Amendment shall have the meaning ascribed thereto in Appendix 1; this Amendment shall constitute an Operative Document; and these Recitals shall be construed as part of this Amendment.

               NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter contained, the parties hereto agree as follows:

               1. Amendments to the Participation Agreement. The Participation Agreement is hereby amended as follows:


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               (a) The Participation Agreement is hereby amended by deleting
        Section 3.4 in its entirety and replacing it with the following:

               "SECTION 3.4. Procedures for Advances.

               (a) Funding Request. With respect to each funding of an Advance, the Lessee shall give the Lessor and the Agent prior written notice not later than 11:00 a.m., New York time, four (4) Business Days (in the case of a Fixed Rate Advance) or three (3) Business Days in the case of a Eurodollar Rate Advance) prior to the proposed Funding Date, pursuant, in each case, to a Funding Request substantially in the form of Exhibit B-1 (a "Funding Request"), specifying (i) the proposed Funding Date,
        (ii) the amount and purpose of the Advance requested, (iii) whether such Advance is to be comprised of a Eurodollar Rate Advance or a Fixed Rate Advance, (iv) the initial Interest Period for any such Eurodollar Rate Advance, (v) the payee of such Advance, and (vi) the allocation of such Advance to the respective Land Interest Acquisition Cost and Property Improvements Costs of the Property (and pro rata portions of the related remittances from the Participants shall likewise be deemed to be so allocated). The Agent shall promptly forward a copy of such Funding Request to each Participant. The Lessee shall not request more than one Funding Date during any calendar month. Each Eurodollar Rate Advance (other than an Interest Payment Advance) shall be in a minimum amount of $1,000,000 or in amounts of $100,000 in excess thereof. Subject to the satisfaction or waiver of the conditions precedent to such Advance set forth in Section 3.4 and Section 6, each Participant shall purchase its Participation Interest in such Advance by making available to the Lessor its proportionate share of such Advance in immediately available federal funds by wire transfer to the Agent for deposit to the Lessee's demand deposit account with the Agent not later than 1:00 p.m. New York time, on the applicable Funding Date. Upon (i) the Lessee's receipt of the funds provided by the Participants with respect to an Advance, and (ii) satisfaction or waiver of the conditions precedent to such Advance set forth in Section 6, the Lessee shall (1) in the case of an Advance for the acquisition of the Land Interest, pay the acquisition price for such Land Interest to the Existing Owner, and (2) in the case of other Advances, pay or retain as payment or reimbursement of, Property Improvements Costs, in each case from the funds provided by the Participants for such Advance.

               (b) Procedure for Fixed Rate Advances.

               (i) When the Lessee wishes to request the Lessor to make, and the Participants to submit through the Agent an offer to purchase Participation Interests in, a Fixed Rate Advance or convert a Eurodollar Rate Advance to a Fixed Rate Advance or continue a Fixed Rate Advance as another Fixed Rate Advance, it shall transmit to the Agent by facsimile transmission a request in substantially the form of Exhibit B-2 (a "Fixed Rate Request") so as to be received no later than 12:00 noon (New York


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               time) four (4) Business Days prior to the date of the proposed
               Fixed Rate Advance, conversion or continuation specifying:

                      (1) the proposed date of such Advance, conversion or continuation, which shall be a Business Day and,
                             (A) if a conversion from a Eurodollar Rate Advance, shall be the last day of the applicable Interest Period with respect to the Advance to be converted or (B) if a continuation of a Fixed Rate Advance, shall be the last day of the Fixed Rate Period applicable thereto;

                      (2) the aggregate amount of such Fixed Rate Advance, conversion or continuation, which shall be a minimum amount of $5,000,000; and

                      (3) the maturity date with respect thereto (the "Fixed Rate Maturity Date"), which shall be a Business Day not later than the Maturity Date.

               (ii) Upon receipt of a Fixed Rate Request from the Lessee, the Agent will promptly forward such Fixed Rate Request to the Participants by facsimile transmission.

               (iii)  (1)    Each Participant, upon receipt of a Fixed Rate
                             Request, shall submit an offer (a "Fixed Rate
                             Offer") to purchase its Participation Interest in the applicable Fixed Rate Advance, convert its Participation Interest in the applicable Eurodollar
                             Rate Advance to the requested Fixed Rate Advance or continue its Participation Interest in the applicable Fixed Rate Advance to the requested
                             Fixed Rate Advance in response to such Fixed Rate
                             Request. Each Fixed Rate Offer must comply with the requirements of this subsection (iii) and must be submitted to the Agent by facsimile transmission not later than 11:00 a.m. (New York time) three (3)
                             Business Days prior to the proposed Funding Date, conversion date or continuation date.

                      (2)    Each Fixed Rate Offer shall specify:

                             (A) the proposed date of the Advance, conversion or continuation;

                             (B) the principal amount of such Participant's Participation Interest in the Advance, conversion or continuation for which such Fixed Rate Offer is being made, which principal amount must be equal


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                                    to such Participant's pro rata share of the
                                    aggregate amount requested;

                             (C) the fixed rate per annum (rounded upward to the nearest 1/100th of 1%) offered for such Fixed Rate Advance; and

                             (D) the Fixed Rate Maturity Date with respect to such Fixed Rate Advance (which shall be the date requested by the Lessee) (the period from the date any Fixed Rate Advance is made to its Fixed Rate Maturity Date is referred to as a "Fixed Rate Period").

               (iv) Promptly on receipt on the third Business Day prior to the proposed Funding Date or conversion or continuation date, the Agent will notify the Lessee of the terms of all Fixed Rate Offers submitted by the Participants with respect to the Fixed Rate Request. The Agent's notice to the Lessee shall specify (1) the aggregate amount for which offers have been received; and (2) the respective amounts and interest rates, as the case may be, and the weighted average interest rate so offered. Subject only to the provisions of Section 6 and to the Lessee's right to reject all Fixed Rate Offers set forth in Section 3.4(b)(v), any Fixed Rate Offer shall be irrevocable.

               (v) Not later than 11:30 a.m. (New York time) on the proposed Funding Date or conversion or continuation date, the Lessee shall notify the Agent of its acceptance or non-acceptance of the Fixed Rate Offers which it has received pursuant to Section 3.4(b)(iv). The Lessee shall be under no obligation to accept any offer, but if any offer is rejected, all Fixed Rate Offers with respect to the same Fixed Rate Request must be rejected. If the Lessee accepts any Fixed Rate Offer, the Lessee must accept all Fixed Rate Offers with respect to the same Fixed Rate Request only in whole. If the Fixed Rate Offers are rejected or if no response is received from the Lessee, the Lessee may elect to have the applicable Advance be a Eurodollar Rate Advance pursuant to
               Section 3.4(a) or (c) hereof provided the conditions thereto are met. Otherwise, the Advance that was the subject of such Fixed Rate Request shall be a Eurodollar Rate Advance with an Interest Period of one month commencing on the applicable Funding Date or proposed conversion date, provided, that no Interest Period shall commence or terminate on or after the Maturity Date.

               (c) Conversion and Continuation Procedures. The Lessee may (i)(A) on the last day of any Fixed Rate Period, convert all or any part of any Fixed Rate Advance to a Eurodollar Rate Advance or (B) on the last day of any Interest Period, continue the applicable Eurodollar Rate Advance as a Eurodollar Rate Advance for a successive Interest Period, by giving notice to the Agent by 12:00


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        noon, New York time, on a day which is at least three Business Days prior to the proposed date of such conversion or continuation or (ii) on the last day of any Fixed Rate Period, continue all or any part of any Fixed Rate Advance as another Fixed Rate Advance by giving the notice and following the procedure set forth in Section 3.4(b). Each such notice with respect to the conversion into or continuation of a Eurodollar Rate Advance shall be irrevocable, shall be effective upon receipt by the Agent, shall be in writing (or by telephone to be confirmed in writing by the Lessee on the Business Day such telephonic notice was given), shall specify the Type, the date and amount of the conversion or continuation, the Advances to be converted or continued and the Interest Period applicable thereto. If the Lessee fails to give appropriate notice pursuant to this Section 3.4(c) or Section 3.4(b), such Advance shall automatically become a Eurodollar Rate Advance with an Interest Period of one month at the end of its then current Fixed Rate Period or Interest Period, provided, that no Interest Period shall commence or terminate on or after the Maturity Date. Promptly upon receipt of each notice of conversion or continuation, the Agent shall advise each Participant thereof. No Fixed Rate Advance shall be converted or continued on any day other than the last day of the Fixed Rate Period relating to such Advance.

               (b) The Participation Agreement is further amended by deleting
        Section 3.8 in its entirety and replacing it with the following:

        "SECTION 3.8. Types of Advances; Interest Rates; Procedures.

               (a) Each Advance shall be comprised of either a Fixed Rate Advance or a Eurodollar Rate Advance (each being herein called a "Type" of Advance), as the Lessee shall specify in the related Funding Request or notice of conversion or continuation pursuant to Section 3.4. Each Fixed Rate Advance shall bear interest for each day during the Fixed Rate Period with respect thereto at a rate per annum equal to the Fixed Rate determined with respect to such Fixed Rate Period plus the Applicable Margin.

               (b) Each Eurodollar Rate Advance shall bear interest for each day during each Interest Period with respect thereto at a rate per annum equal to the Eurodollar Rate determined for such day plus the Applicable Margin; provided, however, that:

               (i) each Advance outstanding during the period beginning on the Closing Date and ending on the date three (3) Business Days thereafter shall bear interest during such period at a rate per annum equal to the Alternate Base Rate plus the Applicable Margin; and

               (ii) an Advance shall bear interest at a rate per annum equal to the Alternate Base Rate plus the Applicable Margin to the extent expressly required by the terms hereof.


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        The Lessee shall give irrevocable written notice to the Agent, in accordance with Section 3.4 and the applicable provisions of the term "Interest Period" set forth in Appendix 1, of the length of each Interest Period to be applicable to each Eurodollar Rate Advance, such notice to be given (i) for the initial Interest Period for each Eurodollar Rate Advance, in the Acquisition Request or Funding Request, as the case may be, for such Eurodollar Rate Advance and (ii) for each subsequent Interest Period for each Eurodollar Rate Advance, at least three (3) Business Days prior to the last day of the immediately preceding Interest Period.

                      (c) If all or a portion of (i) the amount of any Advance,
        (ii) any interest payable thereon or (iii) any other amount payable hereunder shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), such overdue amount shall bear interest at a rate per annum which is equal to the Overdue Rate.

                      (d) Interest shall be payable in immediately available funds (except as provided in paragraph (e) below) in arrears on each Scheduled Payment Date, provided that (i) interest accruing pursuant to paragraph (c) of this Section 3.8 shall be payable from time to time on demand and (ii) each prepayment of Advances shall be accompanied by accrued interest to the date of such prepayment on the amount of Advances so prepaid plus amounts payable under Section 13.6 hereof. The Lessor shall provide the Lessee with not less than five (5) days' notice of the amount of Basic Rent due on any Scheduled Payment Date.

                      (e) On each date which is three (3) Business Days prior to each Scheduled Payment Date during the Construction Period, unless the Lessee notifies the Lessor prior to such date that the Lessee desires to pay in cash on the Schedule Payment Date the accrued interest on Advances allocated to Property Improvement Costs during the Construction Period and makes such cash payment on the Scheduled Payment Date, the Lessee shall be deemed to have requested an Advance comprised of an Interest Payment Advance pursuant to Section 3.4 and the Lessor shall be deemed to have requested a purchase pursuant to Section 3.2 of Participation Interests in such Advance in an amount equal to the aggregate amount of the Basic Rent due and payable on such date with respect to accrued interest on outstanding Advances. Each Interest Payment Advance shall initially be deemed to be a Eurodollar Rate Advance having a one month Interest Period. The Funding Date with respect to any such Interest Payment Advance and purchase of Participation Interests therein shall be the relevant Scheduled Payment Date (provided that such Advance and the purchase of such Participation Interests shall be subject to satisfaction of the applicable conditions precedent set forth in Section 6) and the proceeds of such payment shall be applied to pay such accrued interest. On each such Funding Date, the Property Cost shall be increased by an amount equal to the Basic Rent paid on such date with respect to such Property with the proceeds of such payment, and the Land Interest Acquisition Cost and Property Improvements Costs shall be increased by their pro rata portions of such Advance. The Lessor shall provide the Lessee on a monthly


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        basis with a detailed statement or other form of confirmation showing all deemed Interest Payment Advances made to the Lessee pursuant to this
        Section 3.8(e)."

                      (c) The Participation Agreement is further amended by deleting Section 3.9 in its entirety and replacing it with the following:

               "SECTION 3.9. Computation of Interest. (a) Whenever it is calculated on the basis of the Alternate Base Rate, interest shall be calculated on the basis of a 365- (or 366-, as the case may be) day year for the actual days elapsed; and when ever it is calculated on the basis of a Eurodollar Rate or a Fixed Rate, interest shall be calculated on the basis of a 360-day year for the actual days elapsed. The Agent shall as soon as practicable after the commencement of each Interest Period or Fixed Rate Period notify the Lessor, the Lessee and the Participants of each determination of a Eurodollar Rate or a Fixed Rate. Any change in the interest rate on an Advance resulting from a change in the Alternate Base Rate, the Eurocurrency Reserve Requirements or the Applicable Margin shall become effective as of the opening of business on the day on which such change becomes effective. The Agent shall as soon as practicable notify the Lessor, the Lessee and the Participants of the effective date and the amount of each such change in interest rate.

                      (b) Each determination of an interest rate by the Agent pursuant to any provision of this Agreement shall be conclusive and binding on the Lessor, the Lessee and the Participants in the absence of manifest error. The Agent shall, at the request of such parties, deliver to such parties a statement showing the quotations used by the Agent in determining any interest rate pursuant to Section 3.9(a)."

                      (d) The Participation Agreement is further amended by deleting Section 11.4 in its entirety and replacing it with the following:

               "SECTION 11.4.Refusal to Give Consents or Fund. If any Participant declines to consent to any amendment, modification, waiver, release or consent for which such Participant's consent is requested or required by reason of this Agreement, or if any Participant fails to pay any amount owed by it hereunder, the Lessor shall have the right, but not the obligation and without limiting any other remedy of the Lessor, to terminate such Participant's rights to receive any further payments under Section 3 of this Agreement (other than payments required because of the Lessor's collection of any Rent applied by the Lessor as reimbursement for a Defaulted Amount or interest on a Defaulted Amount) by paying such Participant a termination fee equal to the total of:

               (i) all amounts actually advanced by such Participant to the Lessor under Section 3.4 hereof before the termination; excluding, however, any such amounts that were repaid to such Participant before the


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               termination by actual payments made to such Participant by the
               Lessor of, or the Lessor's offset against, sums representing:

                             (A) Such Participant's Commitment Percentage times any payments of the principal of any Advance received by the Lessor under the Lease; plus

                             (B) Such Participant's Commitment Percentage times any sales proceeds received by the Lessor under the Lease; and

               (ii) such Participant's Participation Interest in any accrued but unpaid Basic Rent owing with respect to Fixed Rate Advances and such Participant's Commitment Percentage, times:

                             (A) the then accrued but unpaid Basic Rent owing with respect to Eurodollar Rate Advances or Advances bearing interest based upon the Alternate Base Rate and Commitment Fees due under the Lease and hereunder; plus

                             (B) interest on past due amounts described in the preceding clauses (ii) and (ii)(A) computed at the Federal Funds Effective Rate; plus

                             (C) interest on any amounts (other than interest itself) past due from the Lessee or its designees under the Operative Documents, computed at the Federal Funds
                                    Effective Rate.

        Such Participant's rights to receive payments equal to such Participant's Commitment Percentage of or participation interest in any Rent applied by the Lessor as reimbursement for a Defaulted Amount or interest on a Defaulted Amount shall not be impaired or affected by any termination contemplated in this Section 11.4; accordingly, the Lessor shall not, as a condition to such a termination, be required to reimburse such Participant for any payments such Participant has made in connection with Defaulted Amounts pursuant to Section 3.3."

                      (e) The Participation Agreement is further amended by deleting Section 13.6 in its entirety and replacing it with the following:

               "SECTION 13.6.Funding Losses. If any payment of any Eurodollar Rate Advance or any portion of any Participation Interest therein is made on any day other than the last day of an Interest Period applicable thereto, or if any payment of any Fixed Rate Advance or any portion of any Participation Interest therein is made on any day other than the last day of the Fixed Rate Period


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        applicable thereto, or if the Lessee fails to utilize the proceeds of any purchase of Participation Interests after notice has been given to any Participant in accordance with Section 3 or 4, the Lessee shall reimburse each Participant within fifteen (15) days after demand for any resulting loss, expense, breakage costs or swap breakage costs incurred by it, including (without limitation) any loss incurred in obtaining, liquidating or employing deposits from third parties, provided that in the case of a Eurodollar Rate Advance or a Fixed Rate Advance, such Participant shall have delivered to the Lessee a certificate as to the amount of such loss, expense or costs, which certificate shall be conclusive in the absence of manifest error, and provided further that in the case of a Eurodollar Rate Advance, such loss shall in no event exceed the interest on such Advance which would have been payable for the balance of such Interest Period, less the amount actually earned by such Participant on such Advance."

                      (f) The Participation Agreement is further amended by deleting Sections 13.11 and 13.12 in their entirety and replacing them with the following:

               "SECTION 13.11. Notice and Mitigation. Each demand for payment of Supplemental Rent pursuant to Sections 13.6, 13.7, 13.9 or 13.10 must be accompanied by a certificate of the Person claiming compensation (an "Affected Person") setting forth in reasonable detail the computation of such compensation (including the reasons therefor), which certificate shall be conclusive and binding for all purposes absent manifest error. Prior to demand by an Affected Person for Supplemental Rent pursuant to Sections 13.6 (other than a demand relating to Fixed Rate Advances), 13.7, 13.9 or 13.10, such Affected Person agrees that it will use its reasonable efforts to reduce and eliminate any claim for compensation including, subject to Applicable Law, a change in applicable lending office for this transaction; provided, however, that nothing herein shall obligate an Affected Person to take any action which, in the opinion of such Affected Person, is unlawful, or results in any unreimbursed costs or expenses to such Affected Person, which costs or expenses would not have been incurred but for such action. No Affected Person shall be entitled to any compensation under this Section 13.11 with respect to Sections 13.6 (other than a demand relating to Fixed Rate Advances), 13.7, 13.9 or 13.10 unless at the time it requests such compensation it is the policy or general practice of such Affected Person to demand compensation for comparable costs in similar circumstances under comparable provisions of documents to which it is a party.

               SECTION 13.12.Substitution of Participant. If (i) the obligation of any Participant to purchase or maintain its Participation Interest has been suspended pursuant to this Section 13, or (ii) any Participant has demanded compensation or given notice of its intention to demand compensation under Section 13.11 with respect to Sections 13.6 (other than a demand relating to Fixed Rate Advances), 13.7, 13.9 or 13.10, the Lessee shall have the right, with the assistance of the Agent, to seek one or more mutually satisfactory substitute banks


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        or financial institutions (which may be one or more of the Participants)
        to replace such Participant under the Operative Documents."

                      (g) The Participation Agreement is further amended by deleting Exhibit B in its entirety and replacing it with Exhibit B-1 in the form attached hereto as Exhibit A.

                      (h) The Participation Agreement is further amended by adding a new Exhibit B-2 thereto in the form attached as Exhibit B.

                      (i) The Participation Agreement is further amended by (i) deleting in the Table of Contents and list of Exhibits references to the titles of Sections, Subsections and Exhibits deleted under this Amendment and (ii) replacing them with the titles of the Sections, Subsections and Exhibits added under this Amendment.

               2. Amendments to Appendix 1. Appendix 1 is hereby amended as follows (and each of the Lease, the Mortgage and each other Operative Document incorporating Appendix 1 shall be deemed to be so amended):

               (a) The following defined terms are hereby deleted in their entirety and replaced with the corresponding terms set forth in Section 2(b) hereof: "Expiration Date," "Interest Period," "Maturity Date," "Participation Interest," "Renewal Term" and "Scheduled Payment Date."

               (b) Appendix 1 is further amended by adding the following terms in alphabetical order:

        " 'Eurodollar Rate Advance' means any Advance bearing interest at a rate per annum equal to the sum of (i) the Eurodollar Rate applicable to such Advance plus (ii) the Applicable Margin.

        'Expiration Date' means February 27, 2003, or the scheduled expiration of the Renewal Term, if any.

        'First Amendment' means the First Amendment to Participation Agreement, Master Lease and Construction Deed of Trust dated as of the First Amendment Effective Date, by and among the Lessee, the Lessor, the Participants and the Agent.

        'First Amendment Effective Date' means February 20, 1998.

        'Fixed Rate' means, as to any Advance as to which the Lessee has elected the application of the Fixed Rate pursuant to Section 3.4(b) of the Participation Agreement, the weighted average fixed rate of interest accepted by the Lessee and applicable to such Advance pursuant to Section 3.4(b) of the Participation Agreement.


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        'Fixed Rate Advance' means any Advance bearing interest at a rate per annum equal to the sum of (i) the Fixed Rate applicable to such Advance as determined pursuant to Section 3.4(b) of the Participation Agreement plus (ii) the Applicable Margin.

        'Fixed Rate Offer' is defined in Section 3.4(b) of the Participation Agreement.

        'Fixed Rate Period' is defined in Section 3.4(b) of the Participation Agreement.

        'Fixed Rate Request' is defined in Section 3.4(b) of the Participation Agreement.

        'Interest Period' means, with respect to any Eurodollar Rate Advance:

               (a) during the Syndication Period:

               (i) initially, the period commencing on the funding with respect to such Advance and ending one month thereafter; and

               (ii) thereafter, each period commencing on the last day of the next preceding Interest Period applicable to such Advance and ending one month thereafter; and

               (b) subsequent to the Syndication Period, each period commencing on the last day of the next preceding Interest Period applicable to such Advance, or the date such Advance is made or converted from a Fixed Rate Advance, and ending one, two, three, six, nine or twelve months thereafter, as selected by the Lessee by irrevocable notice to the Lessor and the Agent not less than three (3) Business Days prior to the first day of such Interest Period; provided that, the foregoing provisions relating to Interest Periods are subject to the following:

               (i) if any Interest Period would otherwise end on a day that is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless the result of such extension would be to carry such Interest Period into another calendar month in which event such Interest Period shall end on the immediately preceding Business Day;

               (ii) any Interest Period that would otherwise extend beyond the Expiration Date shall end on the Expiration Date;

               (iii) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of the Interest Period) shall end on the last Business Day of a calendar month; and

               (iv) The Lessee shall select Interest Periods so as not to require a payment or prepayment of any Advance during an Interest Period for such Advance.

                      'Maturity Date' means February 27, 2003, as such date may
               be accelerated or extended pursuant to Section 3.7 of the Participation Agreement.

                      'Participation Interest' means, as to each Participant, a
               participation interest in the Lease and the right to receive that percentage of the following payments actually received by the Lessor from or on behalf of the Lessee as is set forth on
               Schedule I to the Participation Agreement, subject to the provisions of Sections 3.11 - 3.21 and Section 11 of the Participation Agreement: (i) Basic Rent, provided, that each Participant's participation interest in any Fixed Rate Advance shall bear interest at the fixed rate offered by such Participant in its Fixed Rate Offer delivered with respect thereto under the Participation Agreement plus the Applicable Margin, (ii) Supplemental Rent, (iii) Asset Termination Value, (iv) Purchase Option Price, (v) Net Sales Proceeds, (vi) Residual Value Guarantee Amount, (vii) the Shortfall Amount, and (viii) other payments in respect of indemnities or pursuant to the Guarantee or the exercise of remedies under the Operative Documents, excluding, however, (x) any Excepted Payments and (y) as to a particular Participant, any payments on account of any Advances and any Required Supplemental Payments (and interest thereon) for which the Lessor has not received payment from such Participant of such Participant's Commitment Percentage thereof. For example, if the Lessor elects to pay for insurance required of the Lessee by the Lease because of the Lessee's failure to obtain such insurance, the Lessor's receipt of reimbursement for the cost of such insurance from the Lessee shall be included within "Participation Interest" for purposes of this Agreement only if such Participant has paid to the Lessor such Participant's Commitment Percentage of such cost pursuant to Section 11.6 or
               Section 11.7 of the Participation Agreement.

                      'Renewal Term' means the three-year period which
               immediately follows February 27, 2003, if the Lessee has exercised its Renewal Option pursuant to Section 21.1 of the Lease.

                      'Scheduled Payment Date' means (a) as to interest on any
               Eurodollar Rate Advances having an Interest Period of three months or less, the last day of each month, (b) as to interest on any Eurodollar Rate Advances having an Interest Period longer than three months, each day which is three months, or a whole multiple thereof, after the first day of such Interest Period and the last day of such Interest Period, (c) as to interest on Fixed Rate Advances, the last day of each March, June, September and December of each year and the maturity date of such Advance, and
               (d) as to the principal amount of the Advances, each date indicated on Schedule 1 to the Lease as being a payment date with respect to such portion of the Property Improvements Cost, if any.

                      'Type' is defined in Section 3.8(a) of the Participation
               Agreement."

               3. Reference to and Effect on the Participation Agreement, Appendix 1 and Other Operative Documents.

               3.1 Except as specifically amended above, the Participation Agreement, Appendix 1 and the other Operative Documents, and each of the Schedules, Exhibits and Appendices thereto, shall remain in full force and effect and the Participation Agreement, Appendix 1 and the other Operative Documents, each as amended by this Amendment, are hereby ratified and confirmed in all respects.

               3.2 Upon the effectiveness of this Amendment each reference in the Participation Agreement, Appendix 1 and the other Operative Documents to "this Agreement," "hereunder," "hereof," or words of similar import, shall, in each case, mean and be a reference to the Participation Agreement, Appendix 1 and the other Operative Documents, as applicable, as amended hereby.

               4. Miscellaneous.

               4.1 Headings. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

               4.2 Counterparts. This Amendment may be executed in any number of separate counterparts, each of which shall collectively and separately constitute one agreement.

               4.3 Effective Date. This Amendment shall be effective as of the date first above written when executed by all of the parties hereto.

               4.4 GOVERNING LAW. THIS AMENDMENT SHALL IN ALL RESPECTS BE GOVERNED BY THE LAW OF THE STATE OF CALIFORNIA (EXCLUDING ANY CONFLICT-OF-LAW OR CHOICE-OF-LAW RULES WHICH MIGHT LEAD TO THE APPLICATION OF THE INTERNAL LAWS OF ANY OTHER JURISDICTION) AS TO ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE.

                                     * * * *

                            [SIGNATURE PAGE FOLLOWS]

               IN WITNESS WHEREOF, each party hereto has caused this First Amendment to be duly executed and delivered as of the date first written above.


                                    PEOPLESOFT, INC.
                                    as Lessee

                                    By: ________________________________

                                    Title: _____________________________


                                    LEASE PLAN NORTH AMERICA, INC.,
                                    as Lessor

                                    By: ________________________________

                                    Title: _____________________________


                                    ABN AMRO BANK N.V., SAN FRANCISCO
                                    BRANCH, as a Participant

                                    By: ________________________________

                                    Title: _____________________________

                                    By: ________________________________

                                    Title: _____________________________


                                    ABN AMRO BANK N.V., SAN FRANCISCO
                                    BRANCH, as Agent

                                    By: ________________________________

                                    Title: _____________________________

                                    By: ________________________________

                                    Title: _____________________________


                                    CREDIT LYONNAIS LOS ANGELES
                                    BRANCH, as a Participant

                                    By: ________________________________

                                    Title: _____________________________


                                    THE INDUSTRIAL BANK OF JAPAN,

                                    LIMITED SAN FRANCISCO AGENCY,
                                    as a Participant

                                    By: _______________________________

                                    Title: ____________________________



                                    KEYBANK NATIONAL ASSOCIATION,
                                    as a Participant

                                    By: _______________________________

                                    Title: ____________________________


                                    MELLON BANK, N.A.,
                                    as a Participant

                                    By: _______________________________

                                    Title: ____________________________


                                    THE DAI-ICHI KANGYO BANK,
                                    LIMITED SAN FRANCISCO AGENCY,
                                    as a Participant

                                    By: _______________________________

                                    Title: ____________________________




                                    EXHIBIT A

                                                                    "EXHIBIT B-1
                                                      TO PARTICIPATION AGREEMENT


                             FORM OF FUNDING REQUEST

TO: ABN AMRO Bank N.V., San Francisco International Branch, as Agent, and Lease Plan North America, Inc., as Lessor


        Reference is hereby made to the Participation Agreement dated as of December 4, 1996, as it may be amended from time to time (the "Participation Agreement"), among PeopleSoft, Inc., a Delaware corporation (the "Lessee"), as Lessee, Lease Plan North America, Inc., as Lessor, ABN AMRO Bank N.V., San Francisco International Branch, as Agent and Participant, and the other Participants a party thereto. Capitalized terms not otherwise defined herein are used herein as defined in the Participation Agreement.

        The Lessee hereby notifies you that:

               (i) The Lessee requests the making of an Advance in the aggregate amount of $__________ on ____________, allocated to the Tranche A Participation Interests as $________ and the Tranche B Participation Interests as $_________;

               (ii) such Advance is to be comprised of a [Eurodollar Rate Advance][Fixed Rate Advance];1/

               [(iii) the initial Interest Period for such Eurodollar Rate Advance will begin on ______________ and end on _________________]1/ ;
        and

               (iv) the Advance will be allocated to the respective Land Interest Acquisition Cost and Property Improvements Costs of the Property as set forth on Schedule A hereto.

        In connection with such requested Advance, the Lessee hereby represents and warrants to you as follows:

               (a) on the requested Funding Date the representations and warranties of the Lessee contained in each of the Operative Documents shall be true and correct [in all material respects 2/ as though made on and as of such date;

               (b) on the requested Funding Date title to the Property shall conform to the representations and warranties set forth in Section 8.4(c) of the Participation Agreement;

               (c) on the requested Funding Date there shall not have occurred and be continuing any Event of Default or, to the knowledge of the Lessee, Default under any of the Operative Documents and no Event of Default or, to the knowledge of the Lessee, Default under any of the Operative Documents will have occurred after giving effect to the making of the Advance; and

               (d) after giving effect to the Advance requested hereby, the Available Commitments of the Participants will not be exceeded.

        Please wire transfer the proceeds of the Advance as set forth in the letter of direction attached as Schedule B hereto.

        The Lessee has caused this Funding Request to be executed and delivered by its duly authorized Responsible Officer this ___ day of _____________, ______ [TO BE DELIVERED NOT LATER THAN 11:00 A.M., NEW YORK TIME, FOUR (IN CASE OF A FIXED RATE ADVANCE) OR THREE (IN CASE OF A EURODOLLAR RATE ADVANCE) BUSINESS DAYS PRIOR TO THE REQUESTED FUNDING DATE].

                                            PEOPLESOFT, INC.

                                            By:________________________________
                                            Name:______________________________
                                            Title:_____________________________"

                                    EXHIBIT B

                                                                    "EXHIBIT B-2
                                                      TO PARTICIPATION AGREEMENT


                           FORM OF FIXED RATE REQUEST

                                                            ______________, ____


TO: ABN AMRO Bank N.V., San Francisco International Branch, as Agent, and Lease Plan North America, Inc., as Lessor


        Reference is hereby made to the Participation Agreement dated as of December 4, 1996, as it may be amended from time to time (the "Participation Agreement"), among PeopleSoft, Inc., a Delaware corporation (the "Lessee"), as Lessee, Lease Plan North America, Inc., as Lessor, ABN AMRO Bank N.V., San Francisco International Branch, as Agent and Participant, and the other Participants a party thereto. Capitalized terms not otherwise defined herein are used herein as defined in the Participation Agreement.

        This is a Fixed Rate Request for a Fixed Rate Advance pursuant to
Section 3.4(b) of the Participation Agreement as follows:

               1. Funding Date or date of conversion or continuation:
_______________, ____.

               2. The aggregate amount of the proposed Fixed Rate Advance is $____________.

               3. Fixed Rate Maturity Date: _________, ______.


                                            PEOPLESOFT, INC.

                                            By:_________________________________
                                            Name:_______________________________
                                            Title:______________________________


DOCUMENT NUMBER:  283140.6
FEBRUARY 20, 1998